Exhibit 1.01

Badger Meter, Inc.
Conflict Minerals Report
For the Reporting Period from January 1, 2019 to December 31, 2019

This report for the period from January 1, 2019 to December 31, 2019 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (the Rule). The Rule was adopted to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Rule imposes reporting obligations on Securities and Exchange Commission (SEC) registrants whose manufactured products contain certain minerals which are necessary to the functionality or production of their products.
If a registrant determines that any columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin and tungsten (Subject Minerals), are necessary to the functionality or production of a product manufactured by the registrant or contracted by the registrant to be manufactured, the registrant must conduct in good faith a Reasonable Country of Origin Inquiry (RCOI) regarding those Subject Minerals that is reasonably designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo or an adjoining country (Covered Countries) or are from recycled or scrap sources.
If, following the completion of the RCOI, a registrant knows that any of the necessary Subject Minerals originated in a Covered Country and are not from recycled or scrap sources, or has reason to believe that its necessary Subject Minerals may have originated in the Covered Countries and has reason to believe that its necessary Subject Minerals did not come from recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Subject Minerals that conforms to a nationally or internationally recognized due diligence framework and describe such due diligence in this separate Conflict Minerals Report.
In accordance with the Organisation for Economic Co-operation and Development (OECD) Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, the related supplements on tin, tungsten, tantalum and gold (the Guidance) and the Rule, this report is available on our website at https://www.badgermeter.com/supply-chain/.
Consistent with the provisions of the Rule, the SEC’s Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, dated April 29, 2014, the SEC’s Order Issuing Stay, dated May 2, 2014, and the SEC’s Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, dated April 7, 2017, this Conflict Minerals Report has not been audited by a third party.
1. Company Overview
This report has been prepared by the management of Badger Meter, Inc. (herein referred to as Badger Meter, the Company, we, us or our). The information includes the activities of all majority-owned subsidiaries that are required to be consolidated.

Badger Meter is an innovator in flow measurement, control and related communications solutions, serving water utilities, municipalities and commercial and industrial customers worldwide.  Our products measure water, oil, chemicals and other fluids, and are known for accuracy, long-lasting durability and for providing valuable and timely measurement data through various methods.  Our product lines fall into two categories: sales of water meters, radios and related technologies to municipal water utilities (municipal water) and sales of meters, valves and other products for industrial applications in water, wastewater and other industries (flow instrumentation).  We estimate that nearly 90% of our products are used in water-related applications.
Supply Chain
Because Badger Meter does not deal directly with mineral processors like smelters and refiners, we rely on our direct suppliers to provide origin information on all applicable minerals contained in components or materials supplied to us.  We also request that our suppliers advise Badger Meter of any sources of conflict minerals that are supplied to them from their suppliers.
2. Reasonable Country of Origin Inquiry
In order to determine the origin of the Subject Minerals used in the manufacture of our products, Badger Meter conducted a RCOI in good faith.  To complete the RCOI, Badger Meter surveyed its suppliers using the Responsible Minerals Initiative (RMI)’s Conflict Minerals Reporting Template (further described in Section 3 below).
It is not practical to survey the entirety of our supplier base; therefore, we restricted our survey to suppliers providing products containing Subject Minerals. We then prioritized our list of suppliers by spending and administered the surveys.  The goal was to capture information from the suppliers representing the majority of Badger Meter’s purchases of these products.
Survey Responses
As part of our RCOI, Badger Meter surveyed 755 direct suppliers.  We received responses from 65% of the suppliers surveyed (which represents 88% of our overall purchases). We reviewed these responses to ensure each response was complete and consistent with the reported data and followed up with suppliers whose responses did not meet these criteria to obtain more accurate responses.
A majority of the responses received were provided at a company level, many of which did not specify the smelters or refiners used for components supplied to Badger Meter.  For responses that did not specify smelters or refiners, Badger Meter contacted the corresponding suppliers to request complete information.
Among the supplier responses we received that we determined contained complete, valid information, we received the following information:
•
Approximately 84% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to Badger Meter in 2019 did not originate from a Covered Country; and

•
Approximately 16% of supplier responses indicated that, to the best of such supplier’s knowledge, the Subject Minerals in the components and materials that it supplied to Badger Meter in 2019 may have originated in a Covered Country.

Based on the results above, Badger Meter determined that it had reason to believe that, during 2019, Subject Minerals necessary for the functionality or production of its products may have originated from a Covered Country and may not be from recycled or scrap sources.  Badger Meter conducted its RCOI in good faith, and it believes that such inquiry was reasonable to allow it to make the determination.  Accordingly, Badger Meter proceeded to exercise due diligence on the source and chain of custody of the Subject Minerals (further described in Section 3 below).
3. Due Diligence Process
Our due diligence measures have been designed to conform to the framework provided in the Guidance.
3.1	Establish Strong Company Management Systems
Conflict Minerals Policy
We have adopted the following conflict minerals policy:
Badger Meter is committed to working with our global supply chain to ensure compliance with the SEC’s conflict minerals rules. We have established a conflict minerals compliance program that is designed to follow the framework established by the OECD. Our enterprise is fully engaged in implementing that program.
Our standard purchase order terms and conditions, used with suppliers, have been updated to include conflict mineral due diligence and reporting requirements. Any direct sourcing by Badger Meter of tin, tungsten, tantalum and gold will not be intentionally sourced from conflict sources. As we become aware of instances where minerals in our supply chain potentially finance armed groups, as discussed in the Rule, we will work with our suppliers to find alternate conflict-free sources.
We are committed to promoting economic development in Africa through responsible commercial engagement, driving employee awareness, as well as through our corporate citizenship activities.
Management Team
Badger Meter has designated its Import/Export, Purchasing, and Cost Accounting departments as the departments responsible for overseeing our conflict minerals due diligence efforts.  The Import/Export department is responsible for reporting on due diligence efforts to Badger Meter’s senior management, as well as coordinating due diligence efforts with Badger Meter’s suppliers.
Supply Chain Controls
As discussed above, Badger Meter does not deal directly with the smelters and refiners in our supply chain.  Instead, we rely on the information provided to us by our direct suppliers, as well as third-party verification programs like the RMI’s Responsible Minerals Assurance Process, to identify and verify the smelters and refiners in our supply chain.
Engagement with Suppliers
Badger Meter continually strives to make conflict minerals compliance an integral part of its relationships with its direct suppliers.  We communicate our expectations regarding conflict minerals compliance to our direct suppliers on an annual basis, and undertake multiple rounds of engagement with suppliers who are unable or unwilling to meet the requirements of our conflict minerals policy.  Additionally, as part of our current sourcing processes, we conduct a review of a new supplier’s conflict mineral due diligence practices prior to sourcing material from them.
Grievance Mechanisms
Any individual or company that has a reasonable suspicion that conflict minerals are present in Badger Meter’s supply chain should alert Badger Meter or our third-party conflict mineral management team of the specifics regarding the suspicion. Badger Meter will perform due diligence on any reasonable inquiries, and will address any conflict minerals that are identified with the offending supplier.
3.2	Identify and Assess Risk in the Supply Chain
To identify and assess the risk in our supply chain, Badger Meter contacted suppliers, collected responses and reviewed the responses for completeness, inconsistencies, errors and applicability.  In performing our survey, we used the RMI’s Conflict Minerals Reporting Template, which was developed to facilitate disclosure and communication of information regarding refiners and smelters that provide material to a company’s supply chain.
After determining the full list of smelters and refiners (as reported by our suppliers) involved in processing the minerals used in materials and components supplied to Badger Meter, we cross-checked those smelters and refiners against lists published by various third-party audit programs, such as the RMI’s Responsible Minerals Assurance Process, as well as the U.S. Department of Commerce’s list of all known mineral processing facilities worldwide, first published in September 2014.  Based on these cross-checks, we were able to determine the relative level of risk with respect to conflict minerals within our supply chain.
3.3	Design and Implement a Strategy to Respond to Risks
After identifying the relative level of risk within our supply chain, we designed and implemented a strategy to respond to those risks.
In the event that we could not verify that a particular smelter or refiner was conflict-free based on third-party audit programs, we (1) engaged with the smelter or refiner, either directly or through our supplier, to determine the status of its efforts to become verified as conflict-free and (2) directed our suppliers to ensure that all smelters and refiners in their supply chains are either verified as conflict-free or publicly committed to becoming so.  Suppliers and smelters or refiners who refuse to move toward conflict-free status run the risk of being removed from our supply chain.

3.4	Third-Party Audits of Supply Chain Due Diligence at Identified Points in the Supply Chain
As discussed above, Badger Meter does not have a direct relationship with the smelters and refiners in its supply chain and does not perform or direct audits of those entities.  Instead, Badger Meter supports third-party audits through engagement with its direct suppliers and makes use of the resources provided by third-party audit programs like the RMI’s Responsible Minerals Assurance Process.
3.5	Report on Supply Chain Due Diligence
This Conflict Minerals Report is being filed with the SEC as an exhibit to Badger Meter’s specialized disclosure report on Form SD and is available on our website at https://www.badgermeter.com/supply-chain/.
4. Due Diligence Results
As a result of the due diligence measures described above, Badger Meter believes that, to the best of its knowledge, the smelters and refiners listed in Annex I to this report may have processed the Subject Minerals in products manufactured by Badger Meter.  Because a majority of the responses received were provided at a company level, we are unable to associate specific smelters or refiners with specific components supplied to—and therefore specific products manufactured by—Badger Meter.
Badger Meter does not have sufficient information to conclusively determine the countries of origin of the Subject Minerals used in its products.  However, based on the information provided by the suppliers, smelters and refiners in Badger Meter’s supply chain, as well as other publicly available sources of information, Badger Meter believes that the countries of origin of its Subject Minerals include the countries listed in Annex II to this report.  Badger Meter also believes that some of the Subject Minerals in its products may have come from scrap or recycled sources.
Of the 243 smelters and refiners identified for calendar year 2019, 197 (approximately 81%) were verified as conformant under the Responsible Minerals Assurance Process, while 46 (approximately 19%) have not been verified as conformant under the Responsible Minerals Assurance Process.  However, based on information received from the suppliers, smelters and refiners in its supply chain, Badger Meter has no reason to believe any of the smelters and refiners not verified as conformant with the Responsible Minerals Assurance Process have sourced Subject Minerals that directly or indirectly finance or benefit armed groups.
5. Steps Taken to Mitigate Risk
Since the end of the period covered in our most recent Conflict Minerals Report, which was filed with the SEC on May 31, 2019, we have implemented the following continuous processes to improve our due diligence and mitigate the risk of conflict minerals entering our supply chain:
•
Continued working with suppliers to help them understand Badger Meter’s expectations regarding due diligence over the Subject Minerals in our supply chain, including our suppliers’ due diligence over their own supply chains; and

•	Communicated our expectation to our suppliers that they transition their supply chain toward smelters and refiners verified as conformant by the RMI’s Responsible Minerals Assurance Process.
In addition, we continue to refine our procurement and environmental, social and corporate governance policies to reflect the best practices in our industry and to identify smelters and refiners in our supply chain that have not been verified by the RMI as conformant with the Responsible Minerals Assurance Process, with the ultimate goal of improving our supply chain and decreasing the potential for conflict minerals to enter our products.
6. Forward-Looking Statements
Certain statements contained in this Conflict Minerals Report may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “think,” “should,” “could” and “objective” or similar expressions are intended to identify forward-looking statements. All such forward-looking statements are based on our then-current views and assumptions and involve risks and uncertainties. Some risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward looking statements include, among other things, our suppliers’ willingness and ability to comply with our conflict minerals-related compliance requests, the degree to which we are able to determine our suppliers’ use of conflict-free smelters and refiners, the impact of industry-wide initiatives like the Responsible Minerals Assurance Process, smelters’ and refiners’ willingness and ability to comply with the Responsible Minerals Assurance Process, our effectiveness in managing the conflict minerals RCOI and due diligence processes, and the costs of our compliance.  All of these factors are beyond our control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements contained in this Conflict Minerals Report and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made in this document are made only as of the date of this document and we assume no obligation, and disclaim any obligation, to update any such forward-looking statements to reflect subsequent events or circumstances.

Annex I
List of Smelters and Refiners
Mineral	Smelter or Refiner Name	Location
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	DSC (Do Sung Corporation)	South Korea
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States of America

Mineral	Smelter or Refiner Name	Location
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.	South Korea
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	HwaSeong CJ Co., Ltd.	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China

Mineral	Smelter or Refiner Name	Location
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Pan Pacific Copper	Japan
Gold	Pease & Curren	United States of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Remondis Argentia B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States of America
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	South Korea
Gold	Samwon Metals Corp.	South Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyería Platería S.A.	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania

Mineral	Smelter or Refiner Name	Location
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiTech	South Korea
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	South Korea
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	LSM Brasil S.A.	Brazil

Mineral	Smelter or Refiner Name	Location
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Power Resources Ltd.	Macedonia
Tantalum	QuantumClean	United States of America
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tin	Alpha	United States of America
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Butterworth Smelter	Malaysia
Tin	China Tin Group Co., Ltd.	China
Tin	Cookson	United States of America
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.L.U.	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States of America

Mineral	Smelter or Refiner Name	Location
Tin	Metallo Belgium NV	Belgium
Tin	Metallo Chimique N.V.	Belgium
Tin	Minsur S.A. Tin Metal	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nathan Trotter & Co	United States of America
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thailand Smelting & Refining Co., Ltd.	Thailand
Tin	Thaisarco	Thailand
Tin	Mineração Taboca S.A.	Brazil
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

Mineral	Smelter or Refiner Name	Location
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd	Russian Federation
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	South Korea
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Annex II
List of Countries of Origin for Subject Minerals
Andorra	Mexico
Australia	Netherlands
Austria	New Zealand
Belgium	Peru
Bolivia	Philippines
Brazil	Poland
Canada	Russian Federation
Chile	Saudi Arabia
China	Singapore
Czech Republic	South Africa
Estonia	South Korea
France	Spain
Germany	Sweden
India	Switzerland
Indonesia	Taiwan
Italy	Thailand
Japan	Turkey
Kazakhstan	United Arab Emirates
Kyrgyzstan	United States of America
Lithuania	Uzbekistan
Macedonia	Vietnam
Malaysia